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Exhibit 5.1

HOGAN & HARTSON, L.L.P
COLUMBIA SQUARE
555 THIRTEENTH STREET, N.W.
WASHINGTON, D.C. 20004-1109
(202) 637-5600
(202) 637-5910

August 24, 2001

The Board of Directors
The Mills Corporation
1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

Ladies and Gentlemen:

    We are acting as counsel to The Mills Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (SEC File No. 333-65142), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering of up to $300,000,000 in aggregate amount of the Company's common stock, par value $.01 per share ("Common Stock"), and warrants exercisable for Common Stock ("Common Stock Warrants," and collectively with the Common Stock, "Securities") that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as may be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

    For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement.

  2.
  The Prospectus.

  3.
  The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect (the "Certificate of Incorporation").

  4.
  The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

    In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have assumed that (i) the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, consistent with the procedure and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Certificate of Incorporation, Bylaws and applicable Delaware law; and (ii) any Common Stock Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"). We also have assumed that the Securities will not be issued in violation of the ownership limits contained in the Company's Certificate of Incorporation. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

    This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

    Based upon, subject to and limited by the foregoing, we are of the opinion that:

  (a)
  following (i) final action of the Board of Directors of the Company authorizing an issuance of Common Stock, (ii) effectiveness of the Registration Statement, (iii) issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, or upon the exercise of any Common Stock Warrants in accordance with the terms thereof, the Common Stock so issued will be validly issued, fully paid, and nonassessable; and

  (b)
  following (i) effectiveness of the Registration Statement, (ii) due authorization by the Board of Directors of the Company of a Warrant Agreement and the specific terms of the underlying Common Stock Warrants conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement and delivery of such Warrant Agreement by the Company and the Warrant Agent named therein, (iii) authentication by the Warrant Agent, if any, of Common Stock Warrants conforming to the requirements of the related Warrant Agreement, and (iv) due execution and delivery on behalf of the company of such Common Stock Warrants against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and assuming that the terms of the Common Stock Warrants as set forth in the Warrant Agreement do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, the Common Stock Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

    To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

    In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

    This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

    We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                      Very truly yours,
                      /s/ HOGAN & HARTSON L.L.P.
                      HOGAN & HARTSON L.L.P.

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HOGAN & HARTSON, L.L.P COLUMBIA SQUARE 555 THIRTEENTH STREET, N.W. WASHINGTON, D.C. 20004-1109 (202) 637-5600 (202) 637-5910